EXHIBIT 10.2

                                                January 1, 1994


                   DEFERRED COMPENSATION PLAN
                   --------------------------
              FOR DIRECTORS OF UNISYS CORPORATION
              -----------------------------------

                           Article I
                            Purpose
                            -------

     1.1 Purpose. The purpose of the Deferred Compensation Plan for Directors (the "Plan") of Unisys Corporation (the "Corporation") is to offer members of the Board of Directors of the Corporation (the "Board") who are not, at the time of filing a form of election, employees of the Corporation the opportunity to defer receipt of their directors' compensation, under the terms advantageous to both the Director and the Corporation, until termination of the Director's service with the Corporation.

                           Article II
                           Authority
                           ---------

     2.1  Effective Date.  The Board approved the Plan on
November 20, 1981, and including subsequent amendments, the Plan is restated effective January 1, 1994.

     2.2 Authority. Any decision made or action taken by the Corporation, any of its officers, the Board or the Compensation and Organization Committee (the "Committee") arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of all and each of them, as the case may be, and will be conclusive and binding on all parties. No member of the Board and no employee of the Corporation shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving his/her bad faith, for anything done or omitted to be done by himself or herself.

                          Article III
                    Deferral of Compensation
                    ------------------------

     3.1 Deferral Election. Each Director may elect to have all or a portion of his/her Compensation for any calendar year deferred under the Plan. "Compensation" includes payments for services as a Director of the Corporation and may include directors' fees as well as Board or Committee meeting fees, but excludes any mandatory remuneration paid in the form of stock and/or stock units. Such election shall be executed in writing by the Director and filed on an annual basis in a timely manner (normally prior to the start of the fiscal year during which such Compensation is earned) on a form furnished by the
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                              -2-

Secretary of the Corporation. An election, once made, shall be irrevocable with respect to payments for the fiscal year to which it applies. The election will specify that the Director desires to have all or a specified percentage of his/her cash Compensation for the year deferred under the Plan.

     3.2  Investment Options.

          (a) Each participant may elect, at the same time as the election to defer compensation is made, to have current deferrals invested in one or more of the investment measurement options available under the Plan. Such investment election with respect to current deferrals may be changed as of the first day of any quarter provided that written notice of such election is filed prior to the first day of that quarter with the Secretary of the Corporation.

          (b) Effective January 1, 1994, the investment measurement options available under the Plan are five of the six investment options available under the Unisys Savings Plan (the "USP"), as follows: (1) the Fidelity Retirement Money Market Portfolio, (2) the Fidelity Asset Manager: Growth Fund,
(3) the Fidelity Magellan Fund, (4) the Fidelity Asset Manager Fund and (5) the Insurance Contract Fund.

          (c) Effective January 1, 1994, deferred amounts credited to the Director's memorandum account allocated to the investment measurement options available under the Plan prior to January 1, 1994 will be transferred to the investment measurement options described in Subsection (b) as follows:

Short Term Investment Fund   -   Fidelity Retirement Money
                                 Market Portfolio

Indexed Equity Fund          -   Fidelity Asset Manager: Growth
                                 Fund

Active Equity Fund           -   Fidelity Magellan Fund

Diversified Fund             -   Fidelity Asset Manager Fund

Insurance Contract Fund      -   No change

          (d) Subject to the restrictions described in Subsection (e), transfers of existing account balances among the investment measurement options will be permitted as of the first day of a calendar quarter provided that written notice of such election is filed prior to the first day of the quarter with the Secretary of the Corporation.

          (e) Certain restrictions shall apply to investments in this Plan as follows:

               (1)   investment allocation percentages to any
                     of the investment options shall be in 5%
                     increments as to each chosen option;
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                              -3-

               (2) in the absence of any complete designation or in the case of no designation at all, the Insurance Contract Fund shall be deemed to have been elected as to any undesignated percentage;

               (3)   transfers between the Insurance Contract
                     Fund and the Fidelity Retirement Money
                     Market Portfolio are not permitted, except as may be periodically allowed;

               (4) investment of Compensation in the chosen options shall be deemed made the first business day of the month following its normal payment date in the absence of deferral;

               (5)   the increase/decrease credited to each
                     month's beginning balance shall be based upon the net income factor assigned to each eligible investment option from the USP with such factors including all realized and unrealized income associated with each option and net of any expenses or accruals provided for under USP; and

               (6) the amount deferred shall be credited with the pro-rata income factor of the Insurance Contract Fund for the number of days (if more than 5) between the normal payment date in the absence of deferral and the effective date of investment at the beginning of the next following month.

          (f) The Committee shall have the authority to modify the rules and restrictions relating to Plan investments as it, in its discretion, deems necessary and in accord with the investment practices in place under the USP.


                           ARTICLE IV
                          Stock Units
                          -----------

     4.1. Frozen Stock Units Account. Effective November 21, 1991, the Stock Units Account was no longer an available investment option under this Plan and amounts invested in the Account were frozen as to future investment option transfers. Amounts invested in the Stock Units Accounts through
November 21, 1991 continue to be held under this Plan. Dividends and other adjustments to the Stock Units Account will be made in accordance with Section 4.2.
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                              -4-

    4.2 Dividends and Other Adjustments. If the Corporation shall issue a stock dividend on the common stock, stock dividend equivalents shall be credited to the Director's Stock Units Account, as of the dividend payment date, as Stock Units in the same amount as the stock dividends to which the Director would have been entitled if the Stock Units were shares of common stock. The Director's Stock Units Account shall be appropriately adjusted to reflect splits, reverse splits, or comparable changes to the Corporation's common stock. Cash dividends shall be converted to stock units (or portions thereof) based on the value of Unisys Common Stock (i.e., the average of the highest and lowest prices reported on the Composite Tape for New York Stock Exchange Companies) on the dividend payment date.



                           ARTICLE V
                 Treatment of Deferred Amounts
                 -----------------------------

     5.1 Memorandum Account. The Corporation shall establish on its books a memorandum account for each Director who has deferred Compensation under this Plan. To this account shall be credited deferrals and incremental amounts equivalent to the income factors assigned to each form of eligible investment option in the USP. Payments to the Director or Beneficiary (as defined in Section 6.3) shall be debited to the account. No assets shall be segregated or earmarked in respect to any deferrals or reinvestments and no Director shall have any right to assign, transfer, pledge or hypothecate his/her interest or any portion thereof in his/her account. The Plan and the crediting of accounts hereunder shall not constitute a trust and shall be merely for the purpose of recording an unsecured contractual obligation.

                           ARTICLE VI
                            Payment
                            -------

     6.1  Payment Election.

          (a) Each time the Director makes his/her election to defer Compensation, the Director shall designate the form in which payment of such deferred amounts shall be made. The Director may elect payment in either a single sum or in annual installments (not to exceed ten installment payments). Payment shall be made in a lump sum if no election of form of payment is timely made by the Director.

          (b) An election of form of payment, once timely made, may be revoked and a new election of form of payment (the "Revised Election") may be made at any time prior to the date that is ninety days before termination of the individual's service as a Director provided, however, that in no event may a
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                              -5-

Director's Revised Election designate a form of payment that is more rapid than that previously designated by the Director.
Under a Revised Election made in the form authorized by the Committee, the Director may designate:

               (1)   a greater number of installments (not
                     exceeding 10) or installment payments in place of a prior lump sum payment election, and/or

               (2) further deferral of the commencement of payment to a date later than the normal date of payment provided, in such event, the Revised Election shall be limited to a number of installments less than 10, so as not to extend the maximum payout term permitted under the Director's original election.

          (c) Unless a Revised Election is made as provided in Subsection (b), payment of deferred amounts shall be made, or commence, no later than ninety days following termination of the individual's service as Director.

     6.2  Payment Upon Termination of Service.

          (a) Following termination of service, all payments of deferred amounts under this Plan including, without limitation, amounts represented by Corporation Stock Units, shall be made in cash.

          (b) In determining the amount to be paid upon termination of service, the following shall apply:

               (1) Except with respect to Corporation Stock Units, the account balance available for payment shall be the ending balance as of the latest month valued plus a pro-rated income factor of the Insurance Contract Fund for the number of days (if more than 5) between the valuation date and the subsequent date of disbursement;

               (2)   The cash value of the Director's
                     Corporation Stock Units Account shall
                     include:  (i) the value of the product of
                     the number of Stock Units credited to the
                     Director's account multiplied by the
                     average of the highest and the lowest New
                     York Stock Exchange composite tape market
                     prices on the date of termination of
                     services as a Director (or if there be no
                     such sale on such day, the next preceding
                     trading day) and, (ii) earnings based
                     upon (i) herein until paid measured by the
                     Insurance Contract Fund of the USP.
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                              -6-

               (3)   The amount of each annual installment
                     payment to a Director shall be determined by dividing the value of the Director's Account at the time of the installment payment by the number of installments remaining to be paid.

     6.3 Beneficiary. Beneficiary under this Plan is the person or persons designated from time to time in writing by a participating Director to receive payments after the death of such Director or, in the absence of any such designation or in the event that such designated person or persons shall predecease such Director, his/her estate.

     6.4  Early Withdrawals.

          (a) Notwithstanding any other provision of the Plan to the contrary, the Committee, in its sole discretion, may accelerate the payment of deferred account balances to a Director or to all Directors or to a Beneficiary (whether before or after termination of service), for reasons of hardship, death, changes in the tax laws or accounting principles. In addition, the Committee, in its sole discretion, shall have the authority to offer opportunities to Directors and Beneficiaries to elect an early payment of their deferred account balances hereunder under such terms and conditions (including the assessment of early withdrawal penalties) as are deemed necessary and appropriate by the Committee, provided, however, that unless otherwise authorized by the Board, the Committee may not offer more than one such opportunity to elect an early payment in any calendar year.

          (b) With respect to any early payment made pursuant to this Section 6.4, that portion of the deferred account balance invested in the Stock Units Fund will be paid no earlier than six months after the effective date of the Director's or Beneficiary's election to receive such early payment and the value of the Stock Units Fund to be paid (as described in Section 6.2(b)(2)) will be determined on the date that is six months following the effective date of such election.

                          Article VII
                       Change in Control
                       -----------------

     7.1  Withdrawal Election.

          (a) Notwithstanding any other provision of the Plan to the contrary, in the event of a "change in control," as defined below, each Director may elect to receive a single sum payment of all or any portion of his/her account balance including, without limitation, the portion represented by his/her frozen Corporation Stock Units Account. Such election shall only be effective if delivered to the Secretary of the Corporation within the ninety-day period immediately following the date of the occurrence of the change in control.
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                              -7-

          (b) If an election is timely made, the Director (or Beneficiary) will be entitled to receive, as soon as practicable after the expiration of the ninety-day period, an amount equal to (1) the full value or any portion thereof of the deferred account balance (except that portion invested in the Stock Units Fund), minus (2) an early withdrawal penalty equal to 8% of the total value of (1). With respect to that portion of the deferred account balance invested in the Stock Units Fund, such portion shall be valued on the date that is six months following the effective date of the election to receive such payment and the Director or Beneficiary will be entitled to receive, as soon as practicable thereafter, an amount equal to(i) the full value or any portion thereof of the Stock Units Fund minus (ii) an early withdrawal penalty equal to 8% of the total value of (i). The Committee, upon advice of counsel, may modify the early withdrawal penalty described above in any way it deems appropriate and consistent with the purposes of the Plan.

     7.2 Litigation Expenses. If litigation is brought by the Director or the Director's Beneficiary after a change in control to enforce or interpret any provision of the Plan, the Corporation to the extent permitted by applicable law shall reimburse the Director (or Beneficiary) for the reasonable fees and disbursements of counsel incurred in such litigation.

     7.3  Change in Control Definition.  For purposes of this
Article VII, a "change in control" shall mean:

          (a)  The acquisition, other than from the
Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either
(i) the then outstanding shares of common stock of the Corporation (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Company Voting Securities"), provided, however, that any acquisition by (x) the Corporation or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their
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                              -8-

ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control;
or

          (b) Individuals who constitute the Incumbent Board cease for any reason to constitute at least two thirds of the Board. For the purposes of this Article VII (b) the Incumbent Board shall mean the individuals who constitute the Board as of May 30, 1991 and any individual who becomes a director subsequent to May 30, 1991 whose election or nomination for election by the Corporation was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board; or

          (c) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

          (d) (i) A complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

Notwithstanding any other provision of the Plan to the
contrary, no amendment to this Article VI (nor any other
amendment to the Plan that would materially affect a Director's rights under this Article VI) shall be permitted after a change in control.
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                              -9-

                          Article VIII
                         Miscellaneous
                         -------------

     8.1 Amendment and Termination. The Board may modify or amend, in whole or in part, any of or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that any such modification, amendment, suspension or termination may not, without the participating Director's consent, adversely affect any deferral credited to him or her for any period prior to the effective date of such modification, amendment, suspension or termination. The Plan shall remain in effect until terminated pursuant to this provision.

     8.2 Expenses and Taxes. All expenses and costs in connection with the operation of this Plan shall be borne by the Corporation. The Corporation shall have the right to deduct from any payment to be made pursuant to this Plan any federal, state or local taxes required by law to be withheld.

     8.3 Governing Law. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania except as such laws may be superseded by any federal law.

                           Article IX
                 Transfers from Officer's Plan
                 -----------------------------

Notwithstanding any other provision of the Plan to the contrary, a Director who is also an officer of Unisys Corporation and who is a participant in the Deferred Compensation Plan for Officers of Unisys Corporation ("Officer's Plan") may elect to transfer into this Plan any or all of his/her account balance in the Officer's Plan. Upon transfer, such amounts shall be subject to the terms and conditions of this Plan, provided that all elections previously made under the Officer's Plan with respect to such amounts shall continue in effect until otherwise modified hereunder. Notwithstanding the payment election provisions described in
Article VI hereof, in no event may a Director elect a form of payment with respect to amounts transferred from the Officer's Plan that is any more rapid than the form of payment in effect under the Officer's Plan upon such transfer.